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                                                                     EXHIBIT 1.8

                                 THIRD AMENDMENT
                                       TO
                 SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT



         THIS THIRD AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT is made and entered into as of November 19, 2003, by and between I-LINK INCORPORATED, a Florida corporation (the "BORROWER") and Counsel Corporation, an Ontario corporation ("Counsel Corp"), and Counsel Capital Corporation, an Ontario corporation ("Counsel Capital"), (collectively hereinafter referred to as the "PARTIES").

         WHEREAS, Counsel Communications, LLC, a Delaware limited liability company ("CCOM") having assigned ninety percent (90%) of its right title and interests in the Loan Agreement (as hereinafter defined) subject to the Amended Debt Restructuring Agreement (as hereinafter defined) on October 31, 2001, to Counsel Corp and ten percent (10%) of its right, title and interests to Counsel Capital (hereinafter Counsel Corp and Counsel Capital collectively referred to as the "LENDER"); and

         WHEREAS, the Borrower and the Lender are Parties to a Senior Convertible Loan and Security Agreement, dated March 1, 2001 as amended by the First and Second Amendments to Senior Convertible Loan and Security Agreement, dated May 8, 2001 and March 1, 2003 (collectively the "LOAN AGREEMENT") and subject of the Amended and Restated Debt Restructuring Agreement dated October 15, 2002 between Borrower, Counsel Corporation (US), a Delaware corporation, and CCOM (the "AMENDED DEBT RESTRUCTURING AGREEMENT"); and

         WHEREAS, the Parties, inter alia, desire to amend the Loan Agreement effective as of July 1, 2003 (the "EFFECTIVE DATE") as provided herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties agree as follows:

         1. Extension of Maturity Date. Effective as of the Effective Date, Section 4 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         "Section 4. Term. This Agreement shall be effective from the date hereof and shall terminate on June 30, 2005, unless terminated earlier pursuant to the default provisions of this Agreement (the "MATURITY DATE"). Principal and interest shall be due and payable on the Maturity Date."

         2. Modification of Periodic Finance Charges. Effective as of the Effective Date, Section 2 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

         "Section 2. Periodic Finance Charges. All principal and interest then outstanding shall bear interest as a rate of 9.0% per annum (based on a 360 day year), compounded quarterly and shall result in a corresponding increase in the principal amount of the Note. All past due principal and accrued interest on this Note shall bear interest from the Maturity Date (whether at scheduled maturity, upon acceleration of maturity following a Default (as defined below) or otherwise) until paid at the lesser of (i) the rate of 18% per annum or (ii) the highest rate for which Borrower may legally contract under applicable


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         law. All payments hereunder shall be payable in lawful money of the
         United States of America which shall be legal tender for public and private debts at the time of payments."

         3.       Modification of Default. Effective as of the Effective Date,
Section 19 of the Loan Agreement is amended and restated in its entirety to read as follows:

         "Section 19. Events of Default. When any of the following events or conditions (each an "Event of Default") occurs, Payee may give written notice of Event of Default to Maker and Maker shall have thirty (30) days after receipt of such written notice within which to cure such Event of Default. If the Event of Default is not cured within the thirty (30) days, then the Lender may, at its option, elect to declare Borrower to be in default (a "DEFAULT"):

         (a) The Borrower shall fail to pay any of the Secured Obligations pursuant to terms of this Agreement;
         (b) The Borrower fails to comply with any term, obligation, covenant, or condition contained in this Agreement;
         (c) Any warranty or representation made to the Lender by the Borrower under this Agreement or the Ancillary Documents proves to have been false when made or furnished;
         (d) If the Borrower voluntarily files a petition under the federal Bankruptcy Act, as such Act may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or files an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if the Borrower is adjudged a bankrupt, or if a trustee or receiver is appointed for the Borrower's property, or if the Collateral becomes subject to the jurisdiction of a federal bankruptcy court or similar state court, or if the Borrower makes an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizer, then the Lender may, at the Lender's option, declare all of the sums secured by this Agreement to be immediately due and payable without prior notice to the Borrower, and the Lender may invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by the Lender in connection with the Borrower's bankruptcy or any of the other events described in this Section shall be additional indebtedness of the Borrower secured by this Agreement.
         (e) There exists a material breach by the Borrower under (or a termination by any party of) a material contract of the Borrower with the exception of that certain Cooperation and Framework Agreement with Red Cube International AG (for purposes of this Section 19(e) a material contract shall mean any contract resulting in revenues or in excess of $10,000 per annum);
         (f) Borrower is in default under any funded indebtedness, including but not limited to indebtedness evidenced by notes or capital leases, of Borrower other than the amounts loaned pursuant to this Agreement;
         (g) If Borrower breaches any material terms contained in any of the Ancillary Documents, including, but not limited to, Borrower's obligation to perform any of its covenants respecting board representation and corporate governance;
         (h) If Borrower's business undergoes a material adverse change in Lender's reasonable opinion;
         (i) Any levy, seizure, attachment, lien, or encumbrance of or on the collateral which is not discharged by the Borrower within 10 days or, any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business, without the written consent of the Lender; or
         (j) If at the end of any month (beginning with the calculation at the end of April 2001), Cumulative Negative Cash Flow (as defined herein) exceeds 120% of the forecasted


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amount for such month, as revised from time to time to reflect events outside of the ordinary course of business. For purposes of this Agreement, Cumulative Negative Cash Flow means the cumulative negative cash flow for such month as set forth in the base financial model made available to Lender (such model to be amended from time to time hereafter upon mutual agreement of Borrower and Lender).

         Any written notification from Lender to Borrower hereunder shall be deemed to be written notification of an Event of Default, or Default, or rescission of Acceleration (as provided below), respectively, only if such notification, communication or other election shall (a) be clearly and distinctly identified as such a Notice of Event of Default, Notice of Default, or Notice of Rescission of Acceleration, respectively, and (b) be given by certified mail, return receipt requested or overnight delivery requiring acknowledgement of receipt, and any communication between the parties not so designated and delivered shall not be construed or deemed to be notice under this Section 19."

         4. Acceleration. Section 20 of the Loan Agreement is amended and restated in its entirety to read as follows:

                  "Section 20. Acceleration. At the option of the Lender, upon a Default, all sums due hereunder shall become immediately due and payable. Lender, by notice thereof (a "Notice of Rescission of Acceleration") to the Borrower, may rescind an acceleration and its consequences if all existing Events of Default have been cured or waived in writing."

         5. Rights of Secured Parties. References in Section 21 of the Loan Agreement to "Event of Default" are hereby modified to read "Default."

         6. Effect on Loan Agreement and Loan Note. This Third Amendment is not intended, nor shall it be construed, as a modification or termination of the Amended Debt Restructuring Agreement. Except as expressly provided herein, the Loan Agreement and the Loan Note annexed thereto are hereby ratified and confirmed and remain in full force and effect in accordance with their respective terms. Lender and CCOM confirm that no Default under the Loan Agreement or Loan Note has occurred from October 15, 2002 to the date hereof and in the interest of specificity and clarity, Lender and CCOM agree with Borrower that they and each of them waive forever any prior Event of Default which may have occurred during such period.


                          [See attached signature page]


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                                 SIGNATURE PAGE
                                       TO
        THIRD AMENDMENT TO SENIOR CONVERTIBLE LOAN AND SECURITY AGREEMENT
                          DATED AS OF NOVEMBER 19, 2003


         IN WITNESS WHEREOF, the Borrower and the Lender have executed this Third Amendment as the date first set forth above.

                                            I-LINK INCORPORATED

                                            By: /s/ Kelly D. Murumets
                                               ---------------------------------
                                               Name: Kelly D. Murumets
                                               Title: President


                                            COUNSEL CORPORATION


                                            By: /s/ Stephen A. Weintraub
                                               ---------------------------------
                                               Name: Stephen A. Weintraub
                                               Title: Sr. VP & Secretary


                                            COUNSEL CAPITAL CORPORATION


                                            By: /s/ Stephen A. Weintraub
                                               ---------------------------------
                                               Name: Stephen A. Weintraub
                                               Title: Secretary



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